Exhibit 99.01

Palisade Bio Appoints GI Clinical Expert and Biotech Entrepreneur Mitchell Jones, M.D., Ph.D. as Chief Medical Officer

Announces Awarding of Inducement Grant to New Chief Medical Officer

Carlsbad, CA – September 11, 2023 – Palisade Bio, Inc. (Nasdaq: PALI) (“Palisade” or the “Company”), a biopharmaceutical company advancing therapies for acute and chronic gastrointestinal (GI) complications, today announced the appointment of Mitchell Jones, M.D., Ph.D., as Chief Medical Officer.

Dr. Jones has a proven track record of successfully developing oral biotherapeutics and locally acting immunomodulating therapeutics designed to act locally within the gastrointestinal tract, including for inflammatory bowel disease. Throughout his career, Dr. Jones has established a reputation for not only developing technologies and implementing strategies to de-risk programs from the translational through the clinical development arc, but he has also monetized, through sale or going public, several of the assets he has developed.

“We are delighted to welcome Mitch to Palisade Bio as our Chief Medical Officer. His extensive experience in the GI space and demonstrated skill at launching and directing program strategy from early development through late-stage clinical studies or monetization will be instrumental as we move forward with our newly expanded GI-focused pipeline. His leadership and background in translational and clinical research related to locally acting therapeutics for the treatment of inflammatory bowel disease positions him as a valuable addition to the Palisade team,” commented J.D. Finley, Chief Executive Officer of Palisade Bio.

Dr. Jones added, “This is truly an exciting time for Palisade Bio. Patients with IBD have treatment options with low clinical response rates, side effects, and tolerability issues. I believe our recently acquired license to the assets of Giiant Pharma provides Palisade Bio with the potential to offer significantly new treatment options that could have a positive impact on the quality of life for patients living with IBD.”

Dr. Jones most recently served as Vice President of Corporate Development & Strategy at Chemomab Therapeutics, a Nasdaq-listed clinical-stage biotechnology company focused on the discovery and development of innovative therapeutics for fibrotic and inflammatory diseases with high unmet need. In his role at Chemomab, Dr. Jones was responsible for spearheading corporate development and strategy, including guiding program development and company strategy, evaluating and illustrating differentiation in the competitive landscape, directing external collaborations and strategic partnerships, supporting financings and evaluating potential mergers or acquisitions. Prior to Chemomab, he served as Vice President Clinical Discovery and Development at Nasdaq-listed Finch Therapeutics, where he contributed to a successful IPO and helped oversee the early clinical development of novel therapeutics for treating IBD, chronic hepatitis B virus infection, and immunotherapy in solid tumors. Additionally, he served as Vice President, Innovation and Clinical Translational Development at Nasdaq-listed Biora Therapeutics, formerly known as Progenity, where he developed and implemented a strategic roadmap encompassing all aspects of the business while contributing to both a $125 million venture financing and the company’s subsequent IPO. During his tenure at Biora, Dr. Jones also served as Vice President of Translational and Clinical Development where he successfully built the GI therapeutics division.

Additionally, Dr. Jones played an instrumental role as Head of Research & Development (CMO/CSO) and Founder of Interface Therapeutics where he was successful at developing a novel sampling platform that used multi-omics analysis of samples from remote sections of GI tract to discover and develop locally acting therapeutics including for IBD. Interface Therapeutics was acquired by Biora Therapeutics (formerly Progenity). Dr. Jones began his career as the founder of Micropharma, serving as Head of Research & Development (CMO/CSO) where he discovered, developed, and implemented clinical drug development programs, including all phases of clinical development, for microbiome-based therapeutics for metabolic and inflammatory disease. Dr. Jones is the author or co-author of numerous scientific publications and an inventor on almost 200 filed or granted patents.

Dr. Jones received his M.D. and Ph.D. degrees, and a Masters in biomedical engineering and a Bachelor of Science degree, from McGill University in Canada.

Inducement Grant

As an inducement for Dr. Jones to join the Company as CMO, the Compensation Committee of the Company’s Board approved the grant of an inducement award in accordance with Nasdaq Listing Rule 5635(c)(4). The inducement grant was made effective as of and contingent upon the commencement of Dr. Jones’ employment with the Company on September 5, 2023, and consists of: (i) 54,700 restricted stock units, or RSUs and (ii) 75,000 common stock purchase options. The options have a term of ten (10) years, an exercise price per share of $0.6897, and vest quarterly over three (3) years provided that Mr. Jones remains employed by the Company. With respect to the RSUs, 4,556 shares vest on November 6, 2023, and the remaining 50,144 vest in equal installments over the following eleven (11) quarterly periods. The inducement grants were issued pursuant to the terms and conditions of the Company’s 2021 Inducement Plan, as amended.

About Palisade Bio

Palisade Bio is a biopharmaceutical company focused on developing therapeutics that protect the integrity of the intestinal barrier. The Company utilizes over three decades of research and established science that links the role of intestinal barrier biology with human disease to advance novel therapeutics that target and improve the integrity of the intestinal barrier.

The Company believes that addressing the disruption of the intestinal barrier can fundamentally change the way diseases are treated and establish new standards of patient care. For more information, please go to www.palisadebio.com.

Forward Looking Statements

This communication contains “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the extent of our cash runway; our ability to successfully develop our licensed technologies; estimates about the size and growth potential of the markets for our product candidates, and our ability to serve those markets, including any potential revenue generated; future regulatory, judicial, and legislative changes or developments in the United States (U.S.) and foreign countries and the impact of these changes; our ability to build a commercial infrastructure in the U.S. and other markets; our ability to compete effectively in a competitive industry; our ability to identify and qualify additional manufacturers to provide API and manufacture drug product; our ability to enter into commercial supply agreements; the success of competing technologies that are or may become available; our ability to attract and retain key scientific or management personnel; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; our ability to obtain funding for our operations; our ability to attract collaborators and strategic partnerships; and the impact of the COVID-19 pandemic on our business, and operations, and supply. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to advance its clinical programs, the uncertain and time-consuming regulatory approval process; and the Company’s ability to achieve additional financing to fund future operations. Additional risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on March 22, 2023 as well as the Company’s Quarterly Report on Form 10-Q, for the six months period ended June 30, 2023, filed with the SEC on August 10, 2023. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Palisade Bio Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

PALI@jtcir.com

Source: Palisade Bio